SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2005

NTL INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

File No. 000-22616	52-1822078
(Commission File Number)	(IRS Employer Identification No.)

909 THIRD AVENUE, SUITE 2863,
NEW YORK, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8440

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 14, 2005, NTL Incorporated, a Delaware corporation (“NTL”) amended and restated the agreement and plan of merger that it had entered into on October 2, 2005 (the “Original Merger Agreement”) with Telewest Global, Inc., a Delaware corporation (“Telewest”), and Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NTL (“Original Merger Subsidiary”). The amended and restated agreement and plan of merger (the “Merger Agreement”) among NTL, Telewest, Neptune Bridge Borrower LLC, a Delaware limited liability company and wholly owned subsidiary of Telewest (“Merger Subsidiary”), and, for certain limited purposes, Original Merger Subsidiary, provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with NTL, with NTL continuing as the surviving corporation and a wholly owned subsidiary of Telewest (the “Merger”).

The Merger Agreement

     The transaction will be consummated via a two step process:

(1)	Telewest will file a second restated certificate of incorporation (the “Charter Amendment”) pursuant to which (a) Telewest will change its name to ‘NTL Incorporated’ and (b) Telewest will reclassify each share of its common stock into (i) 0.2875 shares of Telewest common stock (“Telewest new common stock”), together with cash in lieu of fractional shares of Telewest new common stock, and (ii) one share of Telewest Class B redeemable common stock (“Telewest redeemable common stock”); and

(2)	Immediately following the filing of the Charter Amendment, Merger Subsidiary will merge with NTL, (the time of such merger, the “Effective Time”) with NTL being the surviving corporation. As a result of the Merger, NTL will become a wholly owned subsidiary of Telewest and each share of NTL common stock will be converted into 2.5 shares of Telewest new common stock, together with cash in lieu of fractional shares of Telewest new common stock. At the Effective Time, each share of Telewest redeemable common stock will be automatically redeemed for $16.25 in cash without interest. (NTL has the option to elect, at any time prior to the filing of the Charter Amendment, to structure the Merger as a merger of NTL with Merger Subsidiary, with Merger Subsidiary becoming the surviving entity so long as such an election does not delay the Merger or adversely affect the financing or the Telewest stockholders or directors.)

      Each vested and unvested Telewest stock option and Telewest stock appreciation right (SAR) will be automatically converted into a stock option to acquire, or a SAR with respect to, a number of shares of Telewest new common stock determined in accordance with a formula set forth in the Merger Agreement at an exercise or base price, as applicable, calculated in accordance with a formula set forth in the Merger Agreement, and otherwise, on the same terms and conditions as the original awards (including as to exercisability and vesting, taking into account any acceleration resulting from the Merger). Each outstanding share of Telewest restricted stock granted under the Telewest stock incentive plan will be automatically converted into the right to receive the transaction consideration of 0.2875 shares of Telewest new common stock, together with cash in lieu of fractional shares, and $16.25 in cash without interest on the same terms applicable to all shares of Telewest common stock.

      Each vested and unvested NTL stock option will be automatically converted on the same terms and conditions (including as to exercisability and vesting) into a stock option to acquire the number of shares of Telewest new common stock equal to (A) the number of shares of NTL common stock subject to such stock option, multiplied by (B) 2.5, at a price per share of Telewest new common stock equal to (i) the aggregate exercise price of such stock option divided by (ii) the number of shares of Telewest new common stock to which such option is subject. Each outstanding award of NTL restricted stock and restricted stock units granted under the NTL stock incentive plans will be automatically converted into an equivalent award based upon shares of Telewest new common stock on the same terms and conditions as immediately prior to the Effective Time. The number of shares of Telewest new common stock subject to such converted restricted stock award or restricted stock unit award, as applicable, will be equal to the number of shares subject to the NTL restricted stock award or restricted stock unit award, as applicable, multiplied by 2.5 (subject to rounding).

      On the closing date, Telewest will deliver to NTL resignations of each member of Telewest’s board of directors effective as of the Effective Time, other than Mr. Stenham, who will serve as Deputy Chairman of Telewest’s board of directors, and one additional member of the Telewest board of directors selected by NTL with the approval of the Telewest board of directors (not to be unreasonably withheld or delayed). Immediately following such resignations but prior to the Effective Time, Telewest will appoint each member of NTL’s board of directors to the board of directors of Telewest effective as of immediately after the Effective Time. The appointment of Mr. Stenham as Deputy Chairman of Telewest’s board of directors is conditioned upon him agreeing with NTL, prior to the Effective Time, on terms mutually satisfactory to him and NTL, his terms for service as Deputy Chairman, which NTL has agreed to negotiate in good faith. NTL has the right to designate the classes in which each newly appointed director of Telewest will serve. Telewest has also agreed to appoint certain individuals as officers of Telewest following the merger as specified in the Merger Agreement.

      NTL and Telewest have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants (i) subject to certain exceptions, to conduct their respective businesses in the ordinary course and in material compliance with all material laws and governmental authorizations during the interim period between the date of the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to their fiduciary duties, (A) to cause stockholder meetings to be held to consider, in the case of NTL, the approval of the Merger Agreement, and, in the case of Telewest, the approval of the Charter Amendment and the issuance of Telewest new common stock in the Merger, and (B) to recommend to their respective stockholders that they approve the relevant action or actions referred to in clause (A) or (B), as applicable, (iv) subject to certain exceptions, to each use their reasonable best efforts to do all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary regulatory approvals, and (v) to each use their reasonable best efforts to cause the Merger to qualify as a reorganization, and the Charter Amendment and the redemption of Telewest redeemable common stock to qualify as a redemption, for U.S. federal income tax purposes. In addition, Telewest made certain customary covenants including, among others, covenants (i) not to solicit proposals relating to certain alternative business combination transactions or (ii) subject to certain exceptions, not to enter into discussions concerning, provide confidential information in connection with, or take certain other actions relating to, certain alternative business combination transactions. NTL has also made certain additional customary covenants including, among others, their covenant to use their reasonable best efforts to obtain the proceeds of the financing described in the Commitment Letter referred to under “The Financing Commitments” on the terms and conditions described in that letter, with the assistance and cooperation of Telewest.

      The obligation of each of NTL, Merger Subsidiary and Telewest to consummate the Merger is subject to certain customary conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of NTL common stock, (ii) the approval of the Charter Amendment by holders of a majority of the outstanding shares of Telewest common stock, and the approval of the issuance of Telewest new common stock in the Merger by at least a majority of votes cast on such proposal by the holders of the outstanding shares of Telewest common stock at the Telewest stockholder meeting, (iii) there being no law or order prohibiting the consummation of the Merger having been enacted or issued by any court or governmental authority with competent jurisdiction, (iv) certain regulatory and antitrust approvals (including approval of the Merger by the U.K. Office of Fair Trading, the U.K. Secretary of State or the U.K. Competition Commission, as the case may be), (v) the effectiveness of the registration statement to be filed with the U.S. Securities and Exchange Commission (“SEC”) for the Telewest new common stock to be issued in the Merger and, if applicable, the Telewest new common stock and the Telewest redeemable common stock to be issued in the reclassification pursuant to the Charter Amendment, (vi) the approval of Telewest new common stock to be issued in the transaction for quotation on NASDAQ, (vii) the accuracy of representations and warranties and compliance with covenants of the other parties to the Merger Agreement, in each case, as set forth in the Merger Agreement, (viii) the absence of any material adverse effect with respect to the other party’s business or ability to consummate the Merger and the other transactions contemplated by the Merger Agreement (as described more fully in the Merger Agreement), and (ix) the receipt of tax opinions by NTL and Telewest from their respective tax advisors that the Merger will qualify as a reorganization, and that NTL and Telewest will be treated as parties to the reorganization, for U.S. federal income tax purposes. In addition, NTL’s obligation to consummate the Merger is subject to other conditions including (i) the absence of any action by any governmental authority which would reasonably be expected to have a Regulatory Material Adverse Effect (as defined in the Merger Agreement), (ii) the approval of the Merger by the relevant antitrust authorities in Ireland, (iii) all other consents or approvals by any governmental authority having been obtained (unless the failure to do so would not have a Regulatory Material Adverse Effect), and (iv) the occurrence of the earlier of the following: (a) the receipt by NTL of a private letter ruling from the U.S. Internal Revenue Service as described in the Merger Agreement or (b) April 2, 2006. In addition, Telewest’s obligation to consummate the Merger is subject to other conditions including (i) the receipt by Telewest of an opinion with respect to the solvency of Telewest in connection with the reclassification pursuant to the Charter Amendment and the redemption of Telewest new common stock, and (ii) Telewest being reasonably satisfied that the Merger will become effective immediately after the effectiveness of the Charter Amendment. Telewest has also agreed to cooperate with NTL, upon NTL’s request, in connection with any proposed sale or reorganization of the Flextech Group (as defined in the Merger Agreement) so long as none of its obligations under such transaction take effect until after the Effective Time. Telewest has also agreed to amend its rights plan to reduce its rights plan trigger from 25% to 15%. Telewest has also agreed to assist and cooperate with NTL with respect to (i) the potential offer for Virgin Mobile and (ii) any dealings with BBC Worldwide and its affiliates.

      The Merger Agreement contains certain termination rights for both NTL and Telewest, and further provides that, upon termination of the Merger Agreement under specified circumstances, Telewest may be required to pay NTL a termination fee of $215,000,000 or $175,000,000, depending on the circumstances of the termination of the Merger Agreement, or NTL may be required to pay Telewest a termination fee of $175,000,000, in each case as described in the Merger Agreement.

      The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Financing Commitments

Commitment Letter

     On December 14, 2005, NTL and NTL Investment Holdings Limited (“NTLIH”) agreed to the terms of a commitment letter (the “Commitment Letter”) which amended and replaced the commitment letter which NTL and NTLIH entered into on October 2, 2005. Pursuant to the terms of the Commitment Letter each of Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International (the “Mandated Lead Arrangers”) agreed to arrange, and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc, and Goldman Sachs Credit Partners L.P. (the “Underwriters”) agreed to underwrite, the bank facilities (the “Facilities”) described below.

Terms of the Facilities

     The Facilities comprise two separate facilities: (a) a senior secured credit facility in an aggregate principal amount of up to £3.3 billion (the “Senior Facilities”), to be made available to, among others, NTLIH and its affiliates, and comprising a £3.2 billion 5-year amortizing term loan facility (“Tranche A”) and a £100 million 5-year multicurrency revolving working capital facility (the “Revolving Facilities”), for the purposes of (i) repaying in full the existing senior credit facilities of NTL, (ii) repaying in full the existing and second lien credit facilities of Telewest, and (iii) financing the ongoing working capital needs and general corporate requirements of the combined company, and (b) a 1-year (automatically extendable to a 10-year) senior subordinated bridge facility in an aggregate principal amount of £1.8 billion (the “Bridge Facility”) to be made available to Merger Subsidiary for the purposes of (i) financing the cash consideration payable pursuant to the merger agreement and (ii) paying the related fees, costs and expenses in connection therewith. In addition, NTL and NTLIH have agreed to engage the Mandated Lead Arrangers as arranger for any take-out financing for the Bridge Facility, including through the issuance of senior notes.

Interest

     The rate of interest payable under Tranche A and the Revolving Facilities is the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin. The applicable interest margin for Tranche A and the Revolving

Facilities shall be 1.625% per annum for a period of three months following the closing date for the Merger. Thereafter, the applicable interest margin for Tranche A and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio	Margin

Less than 3.00 : 1	1.000%
Greater than or equal to 3.00 :1 but less than 3.40 : 1	1.125%
Greater than or equal to 3.40 :1 but less than 3.80 : 1	1.250%
Greater than or equal to 3.80 :1 but less than 4.20 : 1	1.37%5
Greater than or equal to 4.20 :1 but less than 4.50 : 1	1.500%
Greater than or equal to 4.50 :1 but less than 4.80 : 1	1.625%
Greater than or equal to 4.80 :1 but less than 5.00 : 1	1.875%
Greater than or equal to 5.00	2.000%

     Prior to the maturity date of the Bridge Facilities, loans under the Bridge Facilities will bear interest at a rate per annum equal to (i) the three-month reserve-adjusted Gilt/LIBOR/EURIBOR plus (ii) an initial spread of 600 basis points (such spread being subject to quarterly increases of 50 basis points if the loans are not yet repaid). Notwithstanding the foregoing, the interest rate per annum payable shall not exceed (i) 12.5% in respect of loans under the Bridge Facilities denominated in U.K. pounds sterling and (ii) 11.5% in respect of loans under the Bridge Facilities denominated in euro or U.S. dollars.

Mandatory Repayments

     Principal under Tranche A is subject to repayments each six months as follows:

30 September 2007	£225 million
31 March 2008	£225 million
30 September 2008	£225 million
31 March 2009	£250 million
30 September 2009	£450 million
31 March 2010	£500 million
30 September 2010	£550 million
Final maturity date	£725 million

      The borrowers will also be required to repay principal under the Senior Facilities, subject to certain exceptions, with excess cash flow and proceeds from disposals and debt and equity issuances.

Covenants and Events of Default

      The borrowers will be required to maintain certain minimum financial ratios relating to total debt to consolidated operating cash flow, consolidated operating cash flow to consolidated net interest and consolidated cash flow to consolidated debt service. The borrowers will be subject to typical affirmative and negative covenants that will affect their ability, among other things, to borrow money, incur liens, dispose of assets and make acquisitions. Events of default under the Senior Facilities will include, among other things, payment and covenant breaches, insolvencies of obligors and certain subsidiaries, change of control and any material adverse change.

Conditions

     Drawings under the Facilities shall be conditional upon (i) evidence that Merger Subsidiary has entered into the Bridge Facility and that all conditions precedent thereto have been satisfied or waived, (ii) there being no payment or insolvency event of default with respect to NTL, NTLIH, Telewest Communications Networks Limited (“TCN”) or Merger Subsidiary (other than an insolvency event caused by the occurrence or potential occurrence of another event of default) or an event of default arising as a result of a misrepresentation by NTL, NTLIH, TCN or Merger Subsidiary in respect of its powers, status and authority, or any breaches by NTLIH or TCN of its negative pledge covenants which materially affects the security to be given under the Facilities, (iii) the execution of the Merger Agreement, Merger Subsidiary and NTL becoming obligated to file the certificate of merger of NTL and Merger Subsidiary with the Secretary of State of the State of Delaware, Telewest becoming obligated to file the Charter Amendment with the Secretary of State of the State of Delaware, and no amendments or (subject to limited exceptions) waiver of conditions having been made, in each case, which in the opinion of an instructing group of lenders under the Facilities (acting reasonably) are not material and adverse to the financing under the Facilities, and (iv) the execution of customary financing documentation for a transaction of this type.

Termination

     The commitments of the Mandated Lead Arrangers and the Underwriters under the Commitment Letter terminate (i) on October 2, 2006 or (ii) concurrently with the termination of the Merger Agreement.

Guarantees and Security

     The Senior Facilities will be guaranteed by Telewest UK Limited, NTLIH, NTL Cable PLC (“NTL Cable”), TCN, certain newly-formed U.K. holding companies, and certain other subsidiaries of the combined company. In addition, to the extent legally possible and provided no material adverse tax consequences arise as a result thereof, the Senior Facilities will have the benefit of first ranking security over (i) the shares of each newly-formed U.K. holding company, (ii) the shares of each member of the combined group following the consummation of the Merger (subject to agreed exceptions), (iii) all or substantially all of the assets of each member of the combined group following the consummation of the Merger, and (iv) intercompany loans lent in to any member of the combined group following the consummation of the Merger, subject to flexibility to allow permitted restructurings.

     The Bridge Facilities will be guaranteed by Telewest, any new intermediate holding company above NTL and NTL (UK) Group, Inc. The Bridge Facilities will likely also be secured except to a lesser extent than the Senior Facilities.

      It is expected that any senior notes issued will be unsecured.

     Definitive agreements for the financings have not yet been finalized and, accordingly, the form and terms of the financings may change, subject to limitations imposed on such changes by the Merger Agreement.

Alternative Financing Structure

     NTL intends to request the IRS ruling to confirm the U.S. federal income tax treatment of a proposed alternative internal restructuring transaction, which would be undertaken after the completion of the Merger. This internal restructuring transaction would permit the combined companies to finance some or all of the cash portion of the transaction consideration with funds borrowed by U.K. subsidiaries of the combined company, permitting some or all of the acquisition financing to be incurred at the level of the combined company’s U.K. operating group rather than at the level of its U.S. holding group. Receipt of the request for the IRS ruling is not a condition to closing of the acquisition after April 2, 2006.

     If NTL receives the IRS ruling, NTL has the option, by delivery of written notice to the Mandated Lead Arrangers, to restructure the Facilities such that:

  the commitment under the Bridge Facilities would be reduced by at least £1.2 billion and an incremental tranche of term debt equal in principal amount to such reduction (“Tranche B”) would be added to the Senior Facilities; and

  the remainder of the commitment under the Bridge Facilities would be taken out with a high yield bond offering (or bridge facility commitment in anticipation of the same) by NTL Cable. This debt would rank pari passu with NTL Cable’s existing high yield debt.

     In this alternative structure, the rate of interest payable under Tranche A, the Revolving Credit Facility and Tranche B would be the aggregate, per annum, of (i) LIBOR, plus (ii) the applicable interest margin. The applicable interest margin for Tranche A and the Revolving Credit Facility would be 1.875% per annum from closing for a period of three months. Thereafter, the applicable interest margin for the Senior Facilities and the Revolving Facilities shall be depend upon the net leverage ratio then in effect as set forth below:

Leverage Ratio	Margin

Less than 3.00 : 1	1.250%
Greater than or equal to 3.00 : 1 but less than 3.40 : 1	1.375%
Greater than or equal to 3.40 : 1 but less than 3.80 : 1	1.500%
Greater than or equal to 3.80 : 1 but less than 4.20 : 1	1.625%
Greater than or equal to 4.20 : 1 but less than 4.50 : 1	1.750%
Greater than or equal to 4.50 : 1 but less than 4.80 : 1	1.875%
Greater than or equal to 4.80 : 1 but less than 5.00 : 1	2.125%
Greater than or equal to 5.00 : 1	2.250%

     The applicable interest margin for Tranche B would be 2.25% per annum.

     No assurances can be made that NTL will receive the IRS ruling or, if it receives the IRS ruling, whether the combined company would implement this alternative financing structure.

     The foregoing description of the financing commitments does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

     In connection with the Merger Agreement, NTL amended its Rights Agreement, dated as of January 10, 2003, as amended (as so amended, the “Rights Agreement”), between NTL and Continental Stock Transfer & Trust Company, which governs NTL’s preferred share purchase rights (the “Rights”). The amendment provides, among other things, that (i) neither a Stock Acquisition Date nor a Distribution Date (each as defined in the Rights Agreement) will occur as a result of the approval, execution, delivery, or performance of the Merger Agreement or the consummation of any other transaction contemplated by the Merger Agreement, (ii) neither Telewest or Merger Subsidiary nor any of their affiliates will become an Acquiring Person or an Adverse Person (each as defined in the Rights Agreement) as a result of the approval, execution, delivery, or performance of the Merger Agreement, the consummation of the Merger or the consummation of any other transaction contemplated by the Merger Agreement, and (iii) the Rights will expire on the earlier of (x) January 10, 2013, or such later date as may be established by the Board of Directors of the Company prior to the expiration of the Rights and (y) immediately prior to the Effective Time.

     The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to such amendment, which is filed as Exhibit 4.1 hereto, and is incorporated into this report by reference.

* * * * *

Cautionary Statements

     The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the Commitment Letter and the amendment to the Rights Agreement (collectively, the “Agreements”), copies of which are filed herewith as Exhibits 2.1, 2.2 and 4.1, respectively.

     The Agreements have been included to provide investors with information regarding their terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the Agreements are not intended to be a source of factual, business or operational information about the parties.

     The representations, warranties and covenants made by the parties in each of the Agreements are qualified including by information in disclosure schedules that the parties exchanged in connection with the execution of such Agreements. Representations and warranties may be used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. Investors are not third party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NTL, Telewest, Merger Subsidiary or Original Merger Subsidiary, or any of their respective affiliates.

Additional Information and Where to Find it

     This filing is not a prospectus and ntl and Telewest shareholders should make their decision on the proposed merger and related transactions on the basis of the information to be contained in the joint proxy statement / prospectus. This filing may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest or any related transaction. In connection with the proposed merger and related transactions, ntl and Telewest will file a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT / PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS. The final joint proxy statement / prospectus will be mailed to stockholders of ntl and Telewest. Investors and security holders may obtain a free copy of the joint proxy statement / prospectus, when it becomes available, and other documents filed by ntl and Telewest with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the joint proxy statement / prospectus, when it becomes available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations. Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London W1W 5QA, United Kingdom, Attention: Investor Relations.

     This filing shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

     NTL, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favor of the merger and related transactions. Information regarding NTL’s directors and executive officers is available in NTL’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005. Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement / prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

     This information may contain certain statements regarding the proposed transaction between NTL and Telewest, benefits and synergies of the transaction, future opportunities for the combined company and products and other statements regarding Telewest’s or NTL’s future expectations, beliefs, goals or prospects. Such statements constitute forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. When used in this document, the words “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, and similar expressions or statements that are not historical facts, in each case as they relate to NTL and Telewest, the management of either such company or the proposed transaction, are intended to identify those expressions or statements as forward-looking statements. In addition to the risks and uncertainties noted in this document, there are certain factors, risks and uncertainties that could cause actual results to differ materially from those anticipated by some of the statements made, many of which are beyond the control of NTL and Telewest. These include: (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, (8) other similar factors, and (9) the risk factors summarized and explained in our Form 10-K reports. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number		Title

2.	1	Amended and Restated Agreement and Plan of Merger dated as of December 14, 2005 among Telewest Global, Inc., NTL Incorporated, Neptune Bridge Borrower LLC and, for certain limited purposes, Merger Sub Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

2.	2	Commitment Letter dated as of December 14, 2005 among NTL Incorporated, NTL Investment Holdings Limited, each of Deutsche Bank AG, London Branch, J.P. Morgan plc, The Royal Bank of Scotland plc and Goldman Sachs International (as mandated lead arrangers) and each of Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association, The Royal Bank of Scotland plc, and Goldman Sachs Credit Partners L.P. (as underwriters) (together with Appendices thereto).

4.	1	Amendment to Rights Agreement dated as of December 14, 2005 between NTL Incorporated and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of NTL Incorporated’s Form 8-A/A as filed with the U.S. Securities and Exchange Commission on December 15, 2005, File No. 000-22616).

*	NTL hereby agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTL INCORPORATED

Date:	December 15, 2005	By:	/s/ Bryan H. Hall

			Name:	Bryan H. Hall
			Title:	Secretary